                                                                     EXHIBIT 5.1

                               September 22, 2000

LSI Logic Corporation
1551 McCarthy Blvd.
Milpitas, CA  95035

     RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have acted as counsel to LSI Logic Corporation, a Delaware corporation (the "Company" or "you") and have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about September 22, 2000 in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 1,500,000 shares of your Common Stock (the "Shares"), reserved for issuance under the LSI Logic Corporation Employee Stock Purchase Plan Amended and Restated (the "ESPP) and 1,000,000 shares of your Shares reserved for issuance under the LSI Logic International Employee Stock Purchase Plan (the "IESPP" and collectively with the ESPP the "Plans"). As your legal counsel, we have examined the Restated Certificate of Incorporation and Bylaws of the Company, the Plans and such other documents of the Company as we have deemed necessary or appropriate for the purposes of expressing an opinion, and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

     It is our opinion that, upon completion of the proceedings to be taken prior to issuance of the Shares, the Shares, when issued and sold in the manner referred to in the Plans and the agreements which accompany the Plans, in accordance with the Restated Certificate of Incorporation, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                       Sincerely,

                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation

                                       /s/ Wilson Sonsini Goodrich & Rosati